UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2010

Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreement with Mr. John R. Stearns and Mr. John R. Stearns, Jr.

On June 14, 2010, Doral Energy Corp. (the “Company”) entered into a purchase and sale agreement (the “Stearns Agreement”) to purchase certain oil and gas properties (the “Stearns Properties”) located in Chavez County and Roosevelt County, New Mexico for a purchase price of $1,700,000, subject to the customary adjustments. Under the terms of the Stearns Agreement, a deposit of $25,000 was paid by the Company into escrow on June 17, 2010. Closing of the acquisition of the Stearns Properties is scheduled for June 30, 2010, but may be delayed by the Company for an additional 30 days by increasing the deposit from $25,000 to $50,000. The Company intends to utilize the proceeds from the sale of the Hanson Properties to complete the acquisition of the Stearns Properties.

The foregoing is a brief summary of the terms of the Purchase and Sale Agreement and is qualified by reference to the Share Purchase Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement dated June 14, 2010 between Doral Energy Corp. and Mr. John R. Stearns and Mr. John R. Stearns, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: June 18, 2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chief Executive Officer